EXHIBIT 1




                    AGREEMENT OF JOINT FILING


     The undersigned hereby agree, pursuant to Rule 13d-
1(f)(1)(iii), that a joint Schedule 13D be filed on behalf of each of the undersigned, in respect of transactions in the Common
Stock of Jennifer Convertibles, Inc. involving each of the undersigned.


     Date:  March 11, 1996


                           /S/Hans J. Klaussner
                           Hans J. Klaussner


                           KLAUSSNER CORPORATION


                           By: /S/Robert C. Shaffner
                               Robert C. Shaffner, Vice President


                           KLAUSSNER ENTERPRISES, INC.


                           By: /S/Robert C. Shaffner
                               Robert C. Shaffner, Vice President


                           KLAUSSNER FURNITURE INDUSTRIES, INC.


                           By: /S/Robert C. Shaffner
                               Robert C. Shaffner, Senior Vice
                               President and Chief Financial
                               Officer

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